UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

FX Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25386	87-0504461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3006 Highland Drive, Suite 206 Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 486-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On November 17, 2006, FX Energy, Inc. (the “Company”), entered into a Senior Facility Agreement with The Royal Bank of Scotland plc, an unaffiliated party, under which it will loan up to $25,000,000 to fund infrastructure and development costs for the Company’s gas and oil projects in Poland. Advances may be drawn against the credit facility based on an engineering evaluation of the estimated future revenue from producing properties under the bank’s lending criteria and subject to the terms and conditions of the facility agreement. The Company’s obligations under the credit facility are secured by the Company’s producing properties in Poland. All advances will be repayable by the end of 2012. The Company expects to satisfy the conditions precedent to its first drawn down under the credit facility in early 2007.

ITEM 8.01—OTHER EVENTS

        On November 20, 2006, FX Energy, Inc. issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

        On November 20, 2006, FX Energy, Inc. issued a press release, a copy of which is attached as Exhibit 99.01.

   Exhibit
    Number                             Title of Document                                       Location
-------------- ------------------------------------------------------------------- ---------------------------------

     10        Material Contracts
-------------- -------------------------------------------------------------------
    10.82      US$25,000,000 Senior Facility Agreement by and among FX Poland      To be filed.
               Sp. Zo.o., FX Energy, Inc., FX Energy Netherlands Partnership
               CV., FX Energy Netherlands BV., The Royal Bank of Scotland plc
               dated November 17, 2006

     99        Miscellaneous
-------------- -------------------------------------------------------------------
    99.01      Public release dated November 20, 2006                               Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006

FX ENERGY, INC. (Registrant)

By	/s/ Scott J. Duncan
Scott J. Duncan, Vice President